SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive proxy statement

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☐	Soliciting material pursuant to §240.14a-12

Pulaski Financial Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 7, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Pulaski Financial Corp. The meeting will be held at The Crescent, 155 Carondelet Plaza, Clayton, Missouri on Thursday, February 7, 2008 at 2:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent auditors, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ William A. Donius
William A. Donius
Chief Executive Officer

Pulaski Financial Corp.

12300 Olive Boulevard

St. Louis, Missouri 63141

(314) 878-2210

Notice of Annual Meeting of Stockholders

On Thursday, February 7, 2008, Pulaski Financial Corp. (the “Company”) will hold its annual meeting of stockholders at The Crescent, 155 Carondelet Plaza, Clayton, Missouri. The meeting will begin at 2:00 p.m., local time. At the meeting, stockholders will consider and act on the following:

1.	The election of three directors to serve for a term of three years;

2.	The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30, 2008; and

3.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record as of the close of business on December 17, 2007 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

Please vote via the Internet, by telephone or by completing and signing the enclosed form of proxy and mailing it promptly in the enclosed envelope. Your proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christine A. Munro
Christine A. Munro
Corporate Secretary

St. Louis, Missouri

January 7, 2008

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PULASKI FINANCIAL CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Financial Corp. (“Pulaski Financial” or the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Pulaski Bank. The annual meeting will be held at The Crescent, 155 Carondelet Plaza, Clayton, Missouri on Thursday, February 7, 2008 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about January 7, 2008.

Voting And Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Pulaski Financial common stock if the records of the Company show that you held your shares as of the close of business on December 17, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

As of the close of business on December 17, 2007, 10,002,197 shares of Pulaski Financial common stock were outstanding. Each share of common stock has one vote. The Company’s Articles of Incorporation provide that record owners of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to vote the shares held in excess of that 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on December 17, 2007, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Pulaski Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote, constituting a quorum, is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by an affirmative vote of a majority of the shares present in person or by proxy at the annual meeting. Votes that are withheld will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes present in person or by proxy at the annual meeting. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of Pulaski Financial to request that you allow your shares of Pulaski Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Pulaski Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Pulaski Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy, you must either advise the Secretary of the Company in writing before your Pulaski Financial common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Pulaski Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 3:00 a.m., Eastern time, on February 7, 2008.

Participants in Pulaski Bank’s ESOP or 401(k) Plan

If you participate in the Pulaski Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Pulaski Financial common stock through the Pulaski Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive a voting instruction card for each plan that will reflect all of the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Pulaski Financial common stock credited to your account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to each plan’s trustee is January 28, 2008.

Corporate Governance

Meetings and Committees of the Board of Directors

During the year ended September 30, 2007, the Board of Directors of the Company met eight times. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

The Company has standing Audit, Compensation and Nominating and Corporate Governance Committees. The following table identifies our standing committees and their members as of December 17, 2007. All members of each committee are independent in accordance with the listing standards of The NASDAQ Stock Market. Each of the committees operates under a written charter that governs its composition, responsibilities and operations. Each of the charters for the committees listed above is available in the Corporate Governance portion of the Shareholder Information section of the Company’s website (www.pulaskibankstl.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stanley J. Bradshaw		X*
William M. Corrigan, Jr.		X
William A. Donius
Leon A. Felman	X		X
Michael R. Hogan	X*
Timothy K. Reeves	X	X	X*
Steven C. Roberts	X
Lee S. Wielansky		X	X

Number of Meetings in 2007	12	7	2

*	Chairperson

Audit Committee. The Audit Committee is responsible for providing oversight of Pulaski Financial’s financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee selects the independent auditors and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Mr. Hogan is an “audit committee financial expert.” Mr. Hogan is independent under the listing standards of The NASDAQ Stock Market.

Compensation Committee. The Compensation Committee is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending a group of nominees for election as directors at each annual meeting of stockholders and ensuring that the Board and its committees have the benefit of qualified and experienced independent directors. The Committee is also charged with developing a set of corporate governance polices and procedures.

Independent Directors

The Company’s Board of Directors currently consists of eight members. The Board of Directors has determined that all of the directors are independent under the current listing standards of The NASDAQ Stock Market, except for Mr. Donius, who is an employee of Pulaski Financial and Pulaski Bank. In assessing the independence of our directors, the Board of Directors considered the business relationships between the Company and our directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between the Company and their affiliated businesses impair the directors’ independence because the amounts involved are immaterial to the directors or to those businesses when compared to their annual income or gross revenues. The business relationships between the Company and our directors or the directors’ affiliated companies that were considered by the Board were: Mr. Corrigan’s position as a partner in the law firm of Armstrong Teasdale L.L.P., which provides legal services to Pulaski Bank; and Mr. Reeves’ position as President of Keenan Properties, Inc., a commercial brokerage and development firm, which acts as a buyer’s agent for certain Pulaski Bank commercial real estate transactions.

Policy and Procedures Governing Related Person Transactions

The Company maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2007 annual meeting of stockholders.

Director Compensation

Cash Retainer and Meeting Fees for Non-Employee Directors. The following retainers and fees will be paid to our non-employee directors for their service on our Board of Directors during 2008:

Monthly retainer for board members	$1,250
Monthly retainer for board chairman	1,000
Fee for each board meeting attended	325
Fee for annual meeting attended	225
Fee for each audit committee meeting	425
Fee for each other committee meeting attended	225
Quarterly retainer for audit committee chairperson	1,250
Quarterly retainer for each other committee chairperson	250

Each of the directors of Pulaski Financial also serves as a director of Pulaski Service Corporation, the wholly-owned subsidiary of Pulaski Bank. In this capacity, they receive $200 for each Pulaski Service Corporation meeting attended. No separate fees are paid for service on Pulaski Bank’s Board of Directors. Employee directors do not receive any retainers or fees for their services on the Boards of Directors.

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Stanley J. Bradshaw	$26,850	$—	$26,850
William M. Corrigan, Jr.	25,500	8,277	33,777
Leon A. Felman	38,575	7,818	46,393
Michael R. Hogan	33,025	9,700	42,725
Timothy K. Reeves	33,225	7,267	40,492
Steven C. Roberts	27,500	9,700	37,200
Lee S. Wielansky	35,175	9,172	44,347

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R), based upon a fair value of each option of $2.28 and $2.94 for options granted in 2003 and 2004, respectively, to Mr. Corrigan, $2.61 for Mr. Felman, $4.85 for Mr. Hogan, $1.17 for Mr. Reeves, $4.85 for Mr. Roberts and $3.06 for Mr. Wielansky, in each case using the Black-Scholes option pricing model. As of September 30, 2007, Messrs. Bradshaw, Corrigan, Felman, Hogan, Reeves, Roberts and Wielansky held options to purchase 1,500, 7,501, 7,500, 11,500, 36,414, 11,500 and 13,500, shares of common stock, respectively.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct.

As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Stock Ownership

The following table provides information as of November 30, 2007 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Leon A. Felman 25 West Brentmoor Park Clayton, Missouri 63105	772,958	(1)	7.78%

Pulaski Bank Employee Stock Ownership Plan 12300 Olive Boulevard St. Louis, Missouri 63141	610,484	(2)	6.15

William A. Donius Chairman and Chief Executive Officer Pulaski Financial Corp. 12300 Olive Boulevard St. Louis, Missouri 63141	523,164	(1)	5.20

(1)	See table on following page for additional information regarding Messrs. Donius’ and Felman’s beneficial ownership of Company common stock.
(2)	All shares have been allocated to participants’ accounts. Under the terms of the ESOP, the ESOP trustee will vote allocated shares for which no voting instructions are received in the same proportion as shares for which the ESOP trustee has received voting instructions from participants, subject to the exercise of its fiduciary duties.

The following table provides information about the shares of Pulaski Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table on page 18 and by all directors, nominees for director and executive officers of the Company as a group as of November 30, 2007. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options) (1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Stanley J. Bradshaw	16,362		1,500	*
William M. Corrigan, Jr.	23,720		4,501	*
William A. Donius	389,815	(3)	133,349	5.20%
Leon A. Felman	771,458	(4)	1,500	7.78
Ramsey K. Hamadi	82,884		22,215	1.06
Michael R. Hogan	15,000		3,500	*
Timothy K. Reeves	10,489	(5)	36,414	*
W. Thomas Reeves	2,000		5,000	*
Christopher K. Reichert	137,248		48,456	1.86
Steven C. Roberts	25,000		3,500	*
Lee S. Wielansky	44,000		7,500	*
All Directors, Nominees and Executive Officers as a group (12 persons)	1,574,751		280,560	18.17

*	Less than 1% of the shares outstanding
(1)	Includes shares allocated to the account of the individuals under the Pulaski Bank Employee Stock Ownership Plan, with respect to each the individual has voting but not investment power as follows: Mr. Donius—33,725 shares; Mr. Hamadi—5,924 shares; and Mr. Reichert—14,909 shares.
(2)	Based on 9,931,241 shares of Company common stock outstanding and entitled to vote as of November 30, 2007, plus, for each person, the number of shares that such person may acquire within 60 days by exercising stock options.
(3)	Includes 7,500 shares held jointly with Mr. Donius’ mother.
(4)	Includes 2,353 shares held by Mr. Felman’s spouse’s individual retirement account and 2,353 shares held by Mr. Felman’s daughter’s individual retirement account.
(5)	Includes 147 shares held in a custodian account for each of Mr. Reeves’ two daughters under which Mr. Reeves’ spouse has voting and investment power.

Proposal 1 — Election of Directors

The Company’s Board of Directors consists of eight members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election are William A. Donius, Leon A. Felman and Steven C. Roberts.

It is intended that the proxies solicited by the Board of Directors will be voted to elect the nominees named above. If a nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee’s biography is as of September 30, 2007. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Pulaski Bank.

Nominees for Election of Directors

The following nominees are standing for election for terms ending in 2011:

William A. Donius is Chairman of the Board of Directors of the Bank and Chief Executive Officer of the Company and the Bank. Mr. Donius serves on a number of community boards. Mr. Donius joined Pulaski Bank in 1992 and served in various managerial roles before being appointed Chairman and Chief Executive Officer in 1997. Mr. Donius also served as Chairman of the Board of Directors of the Company until January 1, 2008, when the roles were separated. Before joining Pulaski Bank, Mr. Donius was employed by a public relations and business consulting firm in Los Angeles, California. Mr. Donius has been employed with the Bank since 1992. Age 49. Director since 1997.

Leon A. Felman serves as trustee and investing authority of The Leon A. Felman Family Trust, which invests in the securities of banks, thrifts and real estate investment trusts. Mr. Felman is also a director of Dynex Capital, Inc. (NYSE: DX). Additionally, Mr. Felman serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the Board of Directors of the Barnes-Jewish Hospital Foundation. Mr. Felman has been a private investor in financial institutions since 1980. Age 72. Director since 2004.

Steven C. Roberts is the President of the Roberts Companies, which comprises over 70 companies in the fields of television and radio broadcasting, hotels, wireless communication towers and residential and commercial real estate development. Mr. Roberts has served on six public company boards and is active in 12 community and civic organizations. Age 55. Director since 2006.

Directors Continuing in Office

The following directors have terms ending in 2009:

Michael R. Hogan is Chief Administrative Officer and Chief Financial Officer of Sigma-Aldrich Corporation, a chemical producer headquartered in St. Louis, Missouri. Age 54. Director since 2006.

Timothy K. Reeves is the President and Owner of Keenan Properties, Inc., a commercial brokerage and development firm. Keenan Properties, Inc. develops industrial, office and commercial projects as well as provides real estate brokerage services to its clients in the St. Louis metropolitan area. Age 48. Director since 2002.

Lee S. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company, with locations in St. Louis, Missouri and Jacksonville, Florida, since March 2003. Before working with Midland, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a subsidiary of a real estate investment trust engaged in the development of retail shopping centers, from November 2000 until its acquisition in March 2003. Mr. Wielansky was appointed Chairman of the Board of Directors of the Company, effective January 1, 2008. Mr. Wielansky is also a director of Acadia Realty (NYSE: AKR) and Isle of Capri Casinos, Inc. (Nasdaq: ISLE). Age 56. Director since 2005.

The following directors have terms ending in 2010:

Stanley J. Bradshaw is a founder and serves as the Chairman of the Board of Square 1 Financial, Inc. and Square 1 Bank, a nationwide venture capital bank. He also serves as the Chairman and Chief Executive Officer of The Roosevelt Group, LLC, an investment company specializing in bank stocks. Mr. Bradshaw is also a Principal with Bradshaw Capital Management, LLC, an asset management and advisory firm he founded in 1998. Age 50. Director since 2006.

William M. Corrigan, Jr. is a partner in the law firm of Armstrong Teasdale L.L.P. located in St. Louis, Missouri. He serves as outside counsel to a number of publicly traded and privately held businesses. Mr. Corrigan is a past president of The Missouri Bar and is listed in “Best Lawyers in America.” Age 48. Director since 2003.

Proposal 2 – Ratification of Independent Auditors

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent auditors for the 2008 fiscal year, subject to ratification by stockholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent auditors is not accepted by a majority of the votes present in person or by proxy at the annual meeting, other independent auditors will be considered by the Audit Committee of the Board of Directors. The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent auditors.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2007 and 2006.

	2007	2006
Audit Fees	$256,000	$256,000
Audit-Related Fees (1)	3,500	24,000
Tax Fees (2)	67,875	43,566
All Other Fees	—	—

(1)	Consists of services related to employee benefit plan audits.
(2)	Consists of tax filing and tax related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP are compatible with maintaining KPMG LLP’s independence.

Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit Committee annually considers the provision of audit services by its external auditor and, if appropriate, approves the provision of certain defined audit and non-audit services. The Audit Committee also considers on a case-by-case basis and, if appropriate, approves specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated must report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent auditor.

During the year ended September 30, 2007, 100% of the Audit Related Fees, Tax Fees and All Other Fees set forth above were approved by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent auditors were compatible with their independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent auditors for the fiscal year ended September 30, 2008.

Audit Committee of the Board of Directors

of Pulaski Financial Corp.

Michael R. Hogan, Chairperson

Leon A. Felman

Timothy K. Reeves

Steven C. Roberts

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

of Pulaski Financial Corp.

Stanley J. Bradshaw, Chairperson

Timothy K. Reeves

William M. Corrigan, Jr.

Lee S. Wielansky

Compensation Discussion and Analysis

Our Compensation Philosophy

Our compensation philosophy for our named executive officers is founded on the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by rewarding our named executives for the successful implementation of our corporate objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

Our compensation objectives are to:

•	Align our named executive officers’ compensation with shareholder interests;

•	Reward the achievement of specific, measurable performance goals;

•	Provide a significant portion of total compensation that is “at-risk” based on individual and corporate performance;

•	Ensure a balanced approach to performance; and

•	Compensate our named executive officers at levels competitive with our peers.

Elements Used to Implement Our Compensation Objectives

Our compensation program relies on three primary elements: (1) base salary; (2) short-term performance incentives in the form of an annual cash bonus; and (3) long-term performance incentives in the form of stock-based compensation. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and rewards our named executives for achieving their performance goals. We combine these compensation elements for each executive in a manner we believe optimizes the executive’s contribution to Pulaski Financial.

Base Salary. Base salaries for our named executive officers depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside our company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. See “Executive Compensation—Summary Compensation Table” for salaries paid to the named executive officers for the 2007 fiscal year.

Short-Term Performance Incentives – Annual Cash Bonuses. The Company’s short-term performance incentive program for the 2007 fiscal year was discretionary. However, the Compensation Committee considers the following criteria when determining short-term performance incentives for its named executive officers: (1) core return on shareholder equity; (2) growth in core earnings per share; (3) growth in share value; (4) asset quality trends; and (5) regulatory standing. The Compensation Committee compares how our company fares under the stated criteria as compared to its peers when determining whether to award bonuses and the size of the bonus awarded. Our named executive officers did not receive bonuses for the 2007 fiscal year. The Company, with an independent compensation consultant, has restructured its short-term performance incentive program for implementation in 2008. See “—Role of Compensation Consultant.”

Long-Term Performance Incentives. Our long-term performance incentive program for the 2007 fiscal year was based on granting stock options to our named executive officers who met or exceeded the expectations of our Compensation Committee. To tie the interests of our executives to the interests of our shareholders, the Compensation Committee targets an amount of annual stock option awards at approximately 25% of base salary. However, the Compensation Committee determines the amount of grants of stock options (if any) within that range based on the performance of the Company and the individual. See “—Compensation for the Named Executive Officers in Fiscal 2007” for a discussion of the long-term performance awards granted for fiscal 2007.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our short- and long-term incentive programs.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the charter periodically to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee principal responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During fiscal 2007, the Compensation Committee met seven times. Additionally, the Committee held numerous executive sessions attended by Committee members only. During the 2007 fiscal year, the Compensation Committee members were Timothy Reeves, Lee Wielansky and Stanley Bradshaw. In October 2007, William Corrigan joined Messrs. Reeves, Wielansky and Bradshaw as a member of the Compensation Committee.

Role of the Compensation Consultant

The Company engaged Pearl Meyer & Partners to assist it in reviewing the Company’s short- and long-term incentive program. In conducting its review, Pearl Meyer & Partners made use of compensation data from a group of companies of a size similar to that of the Company and provided input regarding the dynamics and structure for a new program for members of the Company’s senior staff including its named executive officers. The Compensation Committee presented the new incentive structure to the Board of Directors for its approval in October 2007 for implementation in 2008. The Board of Directors approved the general structure of the plan and intends to establish a peer group for purposes of determining the specific long- and short- term incentives under the new plan.

Peer Group Analysis

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is an analysis of our compensation mix and levels relative to a peer group of financial institutions. In fiscal 2007, the Compensation Committee reviewed data from two groups of peer institutions with which to base its compensation decisions. The first group, which was provided with the assistance of SNL Review, consisted of fifteen financial institutions with assets between $650 million and $2 billion, all located in the Midwestern portion of the United States. The second group of financial institutions reviewed, which were provided by the chief executive officer, consisted of thirteen high-performing financial institutions located throughout the United States. For fiscal 2008, the Compensation Committee expects to develop a narrower list of peer institutions from which to base its compensation decisions. Any list of peers would be updated regularly based upon changes in circumstances of both the Company and members of the peer group.

Role of Management

Our chief executive officer, in conjunction with outside consultants, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our chief executive officer does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his own compensation.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Pulaski Financial. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirement. During fiscal year 2007, we continued to consider the implications of two significant developments in the tax and accounting area – the new rules under Section 409A of the Internal Revenue Code applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put in practice.

Employment Agreements

We currently maintain an employment agreement with our chief executive officer. See “Executive Compensation—Employment Agreement” and “Executive Compensation—Potential Post-Termination Benefits” for a description of the terms of the agreement and the severance benefits and change in control benefits payable to our chief executive officer.

Retirement Benefits; Employee Welfare Benefits

Our 401(k) Plan and employee stock ownership plan have proven to be important retention tools for the Company. The 401(k) plan and the employee stock ownership plan are broad-based tax-qualified defined contribution plans that provide our employees with valuable retirement benefits. Under the 401(k) Plan, we provide a matching contribution equal to 75% of a participant’s deferred compensation up to 5% of a participant’s plan eligible salary. Participants vest in their employer matching contributions at a rate of 25% per year. Under the employee stock ownership plan, we provide plan participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants vest in their employee stock ownership plan allocations at a rate of 25% per year. The ESOP loan was repaid in full on December 31, 2005 and we currently have no plans to purchase additional shares for the ESOP to allocate among participants.

In addition to our retirement programs, we provide our employees with coverage under dental, medical, vision, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites

We provide our named executive officers with reasonable perquisites that help further our officers’ abilities to promote our business interests in our markets and reflect the competitive practices for similarly-situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through an annual retainer and meeting fees. Outside directors also participate in our equity compensation program and receive annual stock option grants. In determining the level of compensation for our Board, we review peer group data and utilize the services of independent professionals such as SNL Financial and Pearl Meyer & Partners. On December 19, 2007, the Board of Directors granted each outside director a non-statutory stock option for 2,900 shares which were immediately vested and are exercisable over a period of five years. The options were granted at an exercise price of $9.46 per share, which was the fair market value on the date of grant.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make stock option grants to officers and directors on an annual basis at the close of the fiscal year. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates. However, the Compensation Committee is solely responsible for the development of the schedule of stock option grants made to our chief executive officer and the other named executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current equity plan, the Board may grant stock options at fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant, or at a percentage above fair market value.

Stock Ownership Requirements

It is our policy that members of the Board of Directors should be stockholders of Pulaski Financial. Our bylaws require ownership of at least 100 shares of Company common stock. However, as a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases. See “Stock Ownership Table.”

Compensation for the Named Executives in 2007

Chief Executive Officer Compensation. In determining Mr. Donius’ compensation, the Compensation Committee of the Board of Directors conducted a formal performance appraisal that reviewed Mr. Donius’ and the Company’s financial, strategic and operational achievements for the 2007 fiscal year. In light of the Compensation Committee’s review and the Company’s overall financial performance, Mr. Donius’ did not receive a short-term performance incentive award for 2007. Further, no stock option grants were made to Mr. Donius for the 2007 fiscal year. Mr. Donius’ base salary remains at $335,500 for fiscal 2008. The Compensation Committee determined that Mr. Donius’ base salary is at a level consistent with his peers at comparable institutions. We believe that Mr. Donius’ compensation reflects our philosophy of basing an executive’s total compensation on individual and corporate performance and on providing total compensation at a level that is commensurate with the compensation paid to similarly situated persons at comparable financial institutions.

Compensation for the Other Named Executive Officers. In determining compensation for Messrs. Hamadi and Reeves, the Compensation Committee reviewed the performance appraisals and the salary recommendations presented by our chief executive officer at a meeting of the Compensation Committee held on November 19, 2007. Effective October 1, 2007, Mr. Hamadi’s base salary was increased 14.4% to $180,000. The increase reflects the considerable responsibility and duties Mr. Hamadi has with our company and brings his salary to a level consistent with those of chief financial officers of comparable institutions. Mr. Reeves’ salary was increased 17.5% to $235,000. The increased base salary reflects the expansion of Mr. Reeves’ role with our company and brings his base pay to a level consistent with officers in similar positions among our peers. Mr. Reichert left the Company on September 25, 2007. On November 19, 2007, Mr. Reeves and Mr. Hamadi received stock option grants for 15,000 shares and 13,000 shares, respectively. The options vest ratably over a three-year period and were granted with an exercise price of $11.13 a share, the fair market value on the date of grant. Additionally, on December 19, 2007, Mr. Reeves received a stock option grant for 20,000 shares, which vest ratably over a five-year period and were granted at an exercise price of $9.46 per share, which was the fair market value on the date of grant. Messrs. Reeves and Hamadi each executed a one-year non-solicitation agreement in connection with his stock option grant. We believe that the compensation for these executives is consistent with our compensation objectives of rewarding executives for individual and corporate performance and on providing total compensation at a level that is commensurate with the compensation paid to similarly situated persons at comparable institutions.

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2007 fiscal year and all other executive officers of the Company with total compensation for the 2007 fiscal year that exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
William A. Donius Chairman of the Board of the Bank and Chief Executive Officer of the Company and the Bank	2007	$335,500	$—	$—	$9,678	$345,178

Ramsey K. Hamadi Chief Financial Officer	2007	157,300	—	—	5,899	163,199

W. Thomas Reeves President of the Bank	2007	200,000	—	23,187	5,942	229,129

Christopher K. Reichert Executive Vice President(1)	2007	253,000	—	—	5,838	258,838

(1)	Mr. Reichert’s employment with Pulaski Bank ended on September 25, 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the vesting of 5,000 stock options in 2007, based upon a fair value of $4.64 for options using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see Note 1 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K.
(3)	Represents employer contributions under the Pulaski Bank 401(k) Plan. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

Employment Agreements

The Company and Pulaski Bank each currently maintain a three-year employment agreement with Mr. Donius. The term of the Company employment agreement is extended daily unless written notice of non-renewal is given by the Board of Directors. The term of the Pulaski Bank employment agreement is renewable annually. The employment agreements provide for a base salary and, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. See “Executive Compensation—Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Donius may receive upon his termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of September 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William A. Donius	47,324		—	$2.70	1/21/2010	—	—
	72,900		—	2.70	1/21/2010	—	—
	13,125		—	5.55	1/16/2012	—	—

Ramsey K. Hamadi	17,265 4,950		— —	4.29 5.55	5/30/2011 1/16/2012	— —	— —

W. Thomas Reeves	5,000	(1)	15,000	15.97	3/30/2016	—	—

Christopher K. Reichert	16,500		—	2.70	1/21/2010	—	—
	18,831		—	3.33	1/17/2011	—	—
	13,125		—	5.55	1/16/2012	—	—

(1)	Stock options granted pursuant to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan vest in four equal annual installments commencing on March 30, 2007.

Option Exercises and Stock Vested

The following table provides information concerning stock option exercises and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William A. Donius	—	$—	—	$—
Ramsey K. Hamadi	16,142	162,227	—	—
W. Thomas Reeves	—	—	—	—
Christopher K. Reichert	—	—	—	—

Potential Post-Termination Payments

Employment Agreements. The employment agreements with Mr. Donius provide for termination by the Company and Pulaski Bank for cause, as defined in the employment agreements, at any time. If the Company or Pulaski Bank chooses to terminate Mr. Donius’ employment for reasons other than for cause, or if Mr. Donius resigns from the Company or Pulaski Bank after specified circumstances that would constitute constructive termination, Mr. Donius or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to him for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and Pulaski Bank during the remaining term of the employment agreement. The Company and Pulaski Bank would also continue and/or pay for Mr. Donius’ life, health, medical, dental and disability coverage for the remaining term of the employment agreement. Upon Mr. Donius’ termination for reasons other than a change in control, Mr. Donius must comply with a one year non-competition agreement.

Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Company or Pulaski Bank, Mr. Donius or, if he dies, his beneficiary, would be entitled to a severance payment under the Pulaski Bank employment agreement equal to three times the average of his annual compensation for the five most recent taxable years. Under the same circumstances, the Company agreement provides Mr. Donius, or in the event of his death, his beneficiary, a severance payment equal to three times the sum of (1) the average of Mr. Donius’ base salary for the three taxable years preceding a change in control; (2) the average bonus paid Mr. Donius for the three taxable years preceding a change in control; (3) the average income realized during the three taxable years preceding a change in control upon the grant or exercise of any stock options to purchase Company common stock; (4) the income realized during the three taxable years preceding a change in control as a result of the vesting of restricted stock; and (5) the average fair market value of the annual allocation made on behalf of Mr. Donius during the three taxable years preceding a change in control under any tax-qualified defined contribution retirement plan sponsored by Pulaski Bank or the Company. The Company and Pulaski Bank would also continue Mr. Donius’ life, health, and disability coverage for thirty-six months. Even though both the Company and Pulaski Bank employment agreements provide for a severance payment if a change in control occurs, Mr. Donius would not receive duplicative payments or benefits under the agreements.

Under the Company employment agreement, Mr. Donius would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or other payments triggered liability under the Internal Revenue Code as an excise tax on payments constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by the executive’s receipt of payments that are contingent on a change in control that equal or exceed three times the executive’s average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of the executive’s average compensation over the preceding five-year period. The indemnification payment provides the executive with a net amount sufficient to pay the excise tax.

In addition, the employment agreements provide for disability benefits if Mr. Donius becomes disabled and is no longer able to work for the Company or Pulaski Bank. Upon his termination for disability, Mr. Donius would receive a bi-weekly payment equal to three quarters of his bi-weekly rate of base salary in effect at the time of his termination of employment. Disability payments cease upon the earlier of (1) the date he returns to full employment at the Company or the Bank in the same capacity as he was before his termination, (2) the date he is employed on a full time basis by another employer, (3) his attainment of age 65, (4) his death or (5) the expiration of the term of his employment agreement. Disability payments under Mr. Donius’ employment agreement are reduced by the amount, if any, paid to Mr. Donius by any plan of the Company or Pulaski Bank that provides disability benefits. In addition to disability pay, Mr. Donius is also entitled to continued health, life, dental and disability coverage for the same period in which he is receiving disability payments.

The following table provides the amount of compensation payable to Mr. Donius for each of situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause (2)	Change in Control With Termination of Employment	Disability	Retirement (3)
Base Salary	$—	$—	$—	$754,875	$—
Bonuses	—	—	—	—	—
Employee benefit plan contributions	—	—	—	—	—
Health and welfare benefits	—	—	—	10,863	—
Severance payments and benefits:
Base salary	—	1,005,000	877,116	N/A	N/A
Bonuses	—	—	517,800	N/A	N/A
Income attributable to grant or exercise of stock options	—	N/A	124,959	N/A	N/A
Income attributable to vesting of restricted stock	—	N/A	408,540	N/A	N/A
401(k) matching contribution and ESOP Benefit	—	14,652	30,538	N/A	N/A
Health and welfare benefits	—	10,863	12,738	N/A	N/A
Section 280G tax gross-up	N/A	N/A	728,186	N/A	N/A
Value of acceleration of unvested equity awards (1)	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Donius has no unvested stock options or stock awards.
(2)	For purposes of this calculation, the severance payment is based on Mr. Donius’ 2007 base salary and bonus.
(3)	Mr. Donius is entitled to his ESOP account balance, which consists of 33,725 shares, upon his retirement at age 65, his 401(k) Plan account balance of $459,806, which consists of employer and employee contributions, and his defined benefit pension plan benefit.

Stock Option Agreements. Messrs. Donius, Hamadi, Reeves and Reichert are participants in the Pulaski Financial Corp. 2006 Long-Term Incentive Plan. In the event of a change in control of Pulaski Financial or Pulaski Bank, outstanding stock options granted pursuant to the plan automatically vest and remain exercisable until the expiration date of the stock options. In the event of termination due to death, disability or retirement, outstanding stock options granted pursuant to the plan automatically vest and remain exercisable until the later of two years from the date of death or disability or the expiration date of the stock options. For purposes of the plan, “disability” is defined as a physical or mental condition that renders a plan participant incapable of performing his customary and usual duties or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the committee administrating the plan, is permanent and continuous in nature. “Retirement” in the case of an employee means voluntary termination of employment at or after age 60 with 15 years of service or as otherwise determined by the committee administrating the plan. A “change in control” is defined, generally, as a merger or consolidation of another corporation into Pulaski Financial, the acquisition of 25% or more of the Company’s voting securities, a change in a majority of the board of directors over a two-year period, or a sale of all or nearly all of the Company’s assets.

As of September 30, 2007, Mr. Reeves had 15,000 unvested stock options. None of Messrs. Donius, Hamadi or Reichert had any unvested stock options at that date. Had a change in control occurred on September 30, 2007 or if Mr. Reeves died, became disabled or retired on that date, the options would have no intrinsic value (based upon our stock price of $12.90 per share on September 30, 2007 and an option exercise price of $15.97 per share).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Pulaski Financial common stock during the fiscal year ended September 30, 2007, except for one late report filed by Mr. Felman regarding a purchase of Company common stock.

Transactions with Management

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	The name and address of the stockholder making the recommendation, as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Pulaski Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under selection criteria, which are discussed in more detail below. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a stock ownership requirement. A candidate must also meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if they possess the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•

financial, regulatory, accounting and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to understand financial statements;

•	familiarity with the Company’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, and independence.

Stockholder Proposals and Nominations

Proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting must be received by the Company no later than September 9, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from February 7, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provides that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 60 nor more than 90 days before the date of the meeting; provided that if less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Christine A. Munro, Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to the solicitation of proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on December 17, 2007. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company or on the Company’s website (www.pulaskibankstl.com). The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the fiscal year ended September 30, 2007 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on December 17, 2007 upon written request to Christine A. Munro, Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141.

Householding of Proxy Statements and Annual Reports

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, please notify your broker or other holder of record if your shares are held in “street name” or the Company if you hold registered shares. You can notify the Company by contacting its transfer agent, Registrar and Transfer Company, either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com or by mail at 10 Commerce Drive, Cranford, New Jersey 07016. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the same parties listed above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christine A. Munro
Christine A. Munro
Corporate Secretary

St. Louis, Missouri

January 7, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PULASKI FINANCIAL CORP.

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS

February 7, 2008

The undersigned hereby appoints Michael R. Hogan and Lee S. Wielansky, with full power of substitution in each, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Crescent, 155 Carondelet Plaza, Clayton, Missouri on Thursday, February 7, 2008 at 2:00 p.m., local time, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PULASKI FINANCIAL CORP. — ANNUAL MEETING OF STOCKHOLDERS,

FEBRUARY 7, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-580-7650 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the internet at https://www.proxyvotenow.com/pulb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

	FOR	WITHHOLD ALL	FOR ALL EXCEPT

1. The election as director of the nominees listed below (except as marked to the contrary below).	☐	☐	☐

(01) William A. Donius

(02) Leon A. Felman

(03) Steven C. Roberts

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), MARK

“FOR ALL EXCEPT” AND WRITE THAT NOMINEE’S NAME ON THE LINE BELOW.

	FOR	AGAINST	ABSTAIN
2. The ratification of KPMG LLP as independent auditors for the fiscal year ending September 30, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed proposals.

Mark here for address change and note change  ☐

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2007 Annual Report to Stockholders.

Dated:                     ,

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.	By Mail (traditional method); or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 a.m., February 7, 2008.

VOTE BY TELEPHONE	VOTE BY INTERNET
It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-866-580-7650	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.      Read the accompanying Proxy Statement and Proxy Card.

2.      Call the toll-free number 1-866-580-7650.

3.      Enter your 9 digit Number located on your Proxy Card below.

4.      Follow the recorded instructions.

Follow these four easy steps:

1.      Read the accompanying Proxy Statement and Proxy Card.

2.      Go to the Website https://www.proxyvotenow.com/pulb

3.      Enter your 9 digit Number located on your Proxy Card below.

4.      Follow the recorded instructions.

Your vote is important! Call 1-866-580-7650 anytime!	Your vote is important! Go to https://www.proxyvotenow.com/pulb

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY

TELEPHONE OR INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET

OR BY MAIL, WILL BE THE VOTE COUNTED.

[Pulaski Bank Letterhead]

Dear ESOP Participant:

In connection with the Annual Meeting of Stockholders of Pulaski Financial Corp. (the “Company”) you may direct the voting of the shares of Pulaski Financial Corp. common stock (“Common Stock”) held by the Pulaski Bank Employee Stock Ownership Plan (the “ESOP”) Trust, which are allocated to your account.

On behalf of the Board of Directors, I am forwarding to you a voting instruction card, provided for the purpose of conveying your voting instructions to the trustees for the ESOP. Also enclosed is a Proxy Statement for the Annual Meeting of Stockholders to be held on February 7, 2008. If you would like a copy of the Annual Report and have not received one, please contact Chris Munro at (314) 878-3523 ext. 3826.

As of December 17, 2007 (the record date for the meeting), the ESOP Trust held 580,363 shares of Common Stock. All of the shares held in the ESOP Trust have been allocated to the ESOP participants. The allocated shares will be voted as directed by the participants, provided that participant instructions are received by the ESOP Trustees on or before January 28, 2008. Allocated shares for which no timely instructions are received by the ESOP Trustees, will be voted by the ESOP Trustees in a manner calculated to most accurately reflect the instructions the ESOP Trustees have received from participants regarding the shares of Common Stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

To direct the voting of shares of Common Stock allocated to your ESOP account, please complete and sign the enclosed voting instruction card and return it in the enclosed postage-paid envelope no later than January 28, 2008. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Pulaski Bank.

Sincerely,

/s/ William A. Donius
William A. Donius
Chief Executive Officer

12300 Olive Boulevard • Creve Coeur, MO 63141-6434 ♦ Mailing: P.O. Box 419033 • Saint Louis, MO 63141-9033

VOTING INSTRUCTION CARD

PULASKI FINANCIAL CORP.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 7, 2008

ESOP

I understand that the trustees are the holder of record and trustees of all shares of Pulaski Financial Corp. (the “Company”) common stock allocated to me under the Pulaski Bank Employee Stock Ownership Plan (the “ESOP”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on Thursday, February 7, 2008.

1.	The election as director of the nominees listed below (except as marked to the contrary below)

William A. Donius

Leon A. Felman

Steven C. Roberts

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee(s), mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

2.	The ratification of KPMG LLP as independent auditors for the fiscal year ending September 30, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 LISTED ABOVE.

The ESOP trustees are hereby authorized to vote all shares allocated to my account in its trust capacity as indicated above.

Please be sure to sign and date this Voting Instruction Card in the box below.

Date	Participant sign above

+	+

Detach above card, date, sign and mail in postage-prepaid envelope provided.

PULASKI FINANCIAL CORP.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO LATER THAN JANUARY 28, 2008

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH YOUR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

[Pulaski Bank Letterhead]

Dear 401(k) Plan Participant:

In connection with the Annual Meeting of Stockholders of Pulaski Financial Corp. (the “Company”) you may direct the voting of the shares of Company common stock held in the Pulaski Financial Corp. Stock Fund (the “Employer Stock Fund”) and credited to your account under the Pulaski Bank Employees’ Savings & Profit Sharing Plan and Trust (“401(k) Plan”).

On behalf of the Board of Directors, I am forwarding to you a voting instruction card to convey your voting instructions to the trustees for the Employer Stock Fund (the “Employer Stock Fund Trustee”). Also enclosed is a Proxy Statement for the Annual Meeting of Stockholders to be held on February 7, 2008. If you would like a copy of the Annual Report and have not received one, please contact Chris Munro at (314) 878-3523 ext. 3826.

As a 401(k) Plan participant investing in the Employer Stock Fund you are entitled to direct the Employer Stock Fund Trustee as to the voting of common stock credited to your account as of December 17, 2007 (the record date for the meeting). The Employer Stock Fund Trustee will vote all shares of common stock for which it receives timely instructions as directed by participants. If a participant does not submit a voting instruction card or it is submitted to the trustee after January 28, 2008, these shares will be voted in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee receives from participants.

To direct the voting of shares of common stock credited to your Employer Stock Fund, please complete and sign the enclosed voting instruction card and return it in the accompanying postage-paid envelope no later than January 28, 2008. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Pulaski Bank.

Sincerely,

/s/ William A. Donius
William A. Donius
Chief Executive Officer

12300 Olive Boulevard • Creve Coeur, MO 63141-6434 ♦ Mailing: P.O. Box 419033 • Saint Louis, MO 63141-9033

VOTING INSTRUCTION CARD

PULASKI FINANCIAL CORP.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 7, 2008

401(K)

I understand that the trustees are the holder of record and trustees of all shares of Pulaski Financial Corp. (the “Company”) common stock credited to me under the Pulaski Bank Employees’ Savings and Profit Sharing Plan (the “401(K) Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on Thursday, February 7, 2008.

1.	The election as director of the nominees listed below (except as marked to the contrary below)

William A. Donius

Leon A. Felman

Steven C. Roberts

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee(s), mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

2.	The ratification of KPMG LLP as independent auditors for the fiscal year ending September 30, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 LISTED ABOVE.

The 401(k) trustees are hereby authorized to vote all shares allocated to my account in its trust capacity as indicated above.

Please be sure to sign and date this Voting Instruction Card in the box below.

Date	Participant sign above

+	+

Detach above card, date, sign and mail in postage-prepaid envelope provided.

PULASKI FINANCIAL CORP.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO LATER THAN JANUARY 28, 2008

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH YOUR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.